Exhibit 10.8

SENIOR CREDIT AGREEMENT

This SENIOR CREDIT AGREEMENT (this “Agreement”), dated as of March 10, 2017 (the “Effective Date”), is by and among Denim.LA, Inc., a Delaware corporation d/b/a DSTLD (“Borrower”), the stockholders of Borrower signatories below (the “Stockholders”), and bocm3- DSTLD-Senior Debt, LLC, a Utah limited liability company (“Lender”).

WHEREAS Borrower has requested that Lender lend to Borrower up to $4,000,000.00 to refinance existing debt and to provide working capital to maintain and expand the operations of Borrower and to pay fees and expenses, and Lender is willing to agree to lend such amount on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

SECTION 1.1 Certain Defined Terms.

The following terms used in this Agreement shall have the meanings set forth in the introductory paragraphs of this Agreement and the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 15% or more of the voting securities (or the equivalents) of a Person shall be deemed to be control.

“Bankruptcy Code” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in Salt Lake City, Utah are authorized by law, regulation or executive order to remain closed.

“Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means common stock, preferred stock and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means any event, transaction or occurrence as a result of which (a) the equity owners of Borrower on the date hereof shall cease to own and control, directly orindirectly, at least fifty percent (50%) of the economic or voting rights of the outstanding Capital Stock of Borrower on a fully-diluted basis, (b) any initial public offering in which the aggregate net proceeds received by Borrower is at least $10,000,000; or (c) Borrower shall have sold, issued, conveyed, transferred, leased, assigned or otherwise disposed to any Person (including by means of a sale and leaseback transaction or a merger or consolidation), in one transaction or a series of related transactions, any assets of Borrower other than in the ordinary course of business.

“Closing Date” means each of the Initial Closing Date and Second Closing Date, if any. “Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Employee Plan” shall mean any savings, profit sharing, or retirement plan or any deferred compensation contract or other plan maintained for employees of any Borrower and covered by Title IV of ERISA, including, without limitation, any “multiemployer plan” as defined in ERISA.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with the regulations and published interpretations thereunder, in each case as in effect from time to time.

“GAAP” means U.S. generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Holder” means any holder of a Note.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication), any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers’ acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person. The amount of any indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any indebtedness issued with original issue discount, and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other indebtedness.

“Initial Closing Date” means March 10, 2017.

“Interest Payment Date” means March 31, 2017, and the last day of each calendar month thereafter until the Note Maturity Date, when all amounts under this Agreement are due.

“Law” shall mean as to any matter or Person, the organizational or governing documents of such Person, and any law (including, without limitation, any environmental law), ordinance, treaty, rule, regulation, order, decree, determination or other requirement having the force of law relating to such matter or Person and, where applicable, any interpretation thereof by any government authority.

“Lender” has the meaning assigned to that term in the introduction to this Agreement and shall include any assignees of a Loan or a Note pursuant to the terms and conditions of Section 8.1 hereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Loan Collateral” means, collectively, the Collateral (as defined in the Security Agreement) and any other security or collateral provided from time to time by, or on behalf of, the Borrower or any other Person for the Obligations.

“Loan Documents” shall mean this Agreement, each of the Notes, the Security Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith, each as amended, supplemented or modified from time to time.

“Material Adverse Effect” means (a) any material adverse effect upon, the operations, business, properties, prospects or condition (financial or otherwise) of Borrower taken as a whole, (b) a material impairment of the ability of Borrower to perform under any Loan Document, or (c) a material impairment of the right of Lender to enforce any Loan Document.

“Note” means each Note issued pursuant to the terms and conditions of Section 2.1 hereof, substantially in the form of Exhibit A hereto.

“Note Maturity Date” means the third anniversary of the Initial Closing Date.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Loan Documents.

“Officer” means, with respect to any Person, a manager, the Chief Executive Officer, the President, the Chief Operating Officer, or the Chief Financial Officer of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Borrower by two Officers of Borrower, one of whom must be the principal executive officer or the principal financial officer of Borrower.

“Permitted Liens” means:

(a)    Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its financial statements;

(b)    Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Borrower’s inventory and which are not delinquent;

(c)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred by Borrower in the ordinary course of business (other than Liens imposed by ERISA);

(d)    leases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest therein; and

(e)    Liens in favor of Lender.

“Person” means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Second Closing Date” means the date on which Lender provides the proceeds of the Second Loan.

“Security Agreement” means the Security Agreement, between Lender and Borrower, dated of even date herewith.

“Security Documents” means, collectively, the Security Agreement, the Trademark Security Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and other documents executed in connection with this Agreement and granting to Lender or Lender’s Affiliates Liens on the Loan Collateral to secure the Obligations, together with all financing statements and other documents necessary to record or perfect the Liens granted by any of the foregoing, and “Security Document” means any one of the Security Documents, in each case as supplemented, restated, or otherwise changed or modified and any substitute or replacement agreements, instruments, or documents accepted by Lender or, as applicable, such Affiliate of Lender.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or managers thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Trademark Security Agreement” means the Trademark Security Agreement, between Lender and Borrower, dated of even date herewith.

“TTM Gross Revenue” means the grand total of all Borrower sale transactions, before returns and discounts for the prior twelve calendar months.

SECTION 1.2 Accounting Terms. For purposes of this Agreement, unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

ARTICLE 2. AMOUNT AND TERMS OF NOTES AND LOANS; WARRANTS

SECTION 2.1 Loans and Notes.

(a)    First and Second Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Lender hereby agrees to lend to Borrower up to $2,000,000.00 (the “Initial Committed Amount”), with no less than $1,345,000.00 to be loaned on the Initial Closing Date. The dollar amount actually loaned on the Initial Closing Date shall be referred to herein as the “First Loan”. Concurrent with the delivery by Lender of the First Loan proceeds to Borrower, Borrower shall execute and deliver to Lender a Note dated as of the date of such funding in the principal amount of the First Loan. On or before April 7, 2017 (the “Subsequent Initial Funding Date”), Lender hereby agrees, on a best-efforts basis, to lend Borrower an amount equal to the difference between the Initial Committed Amount and the First Loan (the “Second Loan”). Concurrent with the delivery by Lender of the Second Loan proceeds to Borrower, Borrower shall execute and deliver to Lender a Note dated as of the date of such funding in the principal amount of the Second Loan.

(b)    Third Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Lender further may loan Borrower an amount such that the First Loan plus the Second Loan plus the additional loan total up to $4,000,000.00 (the “Third Loan”, and together with the First Loan and the Second Loan, the “Loans”) at any time after Borrower delivers to Lender a monthly financial statement showing that Borrower’s TTM Gross Sales totaled at least $5,000,000.00 and upon Borrower providing Lender with at least forty-five (45) days’ prior written notice of Borrower’s request for the Third Loan, and provided that (i) Lender has funding for the Third Loan which Lender has sought on a best-efforts basis and (ii) Borrower has received an additional $1,000,000.00 from sales of Borrower equity after the Subsequent Initial Funding Date. Concurrent with the delivery by Lender of the Second Loan proceeds to Borrower, Borrower shall execute and deliver to Lender a Note dated as of the date of such funding in the principal amount of the Second Loan.

(c)    Repayment. The unpaid principal amount of the Loans, plus all accrued and unpaid interest with respect thereto, and all other amounts owed hereunder with respect thereto shall be paid in full in cash on the Note Maturity Date.

SECTION 2.2 Interest on the Loans.

(a)    Rate of Interest. Except as provided in Section 2.2(b) below, the Loans shall bear interest on the unpaid principal amount thereof from the applicable Closing Date through maturity (whether by acceleration or otherwise) at a rate equal to 12.50% per annum, compounded monthly; provided, however, that interest on the First Loan shall be calculated as though the First Loan were made on March 1, 2017.

(b)    Post-Default Interest. Following the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, the Loans shall bear interest at a rate equal to 18.00% per annum, compounded monthly, or the highest rate allowed by Applicable Law, if lower.

(c)    Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year. In computing such interest, the date of the making of the applicable Loan shall be included and the date of payment shall be excluded.

SECTION 2.3 Prepayments and Payments.

(a)            Prepayments.

(i)              Voluntary Prepayments. Borrower may, upon not less than forty- five (45) days prior written notice to Lender (which notice shall be irrevocable), at any time and from time to time, prepay the Loans in whole or in part, with a minimum prepayment amount of $250,000.00, and in additional increments of $50,000 thereafter. Voluntary prepayments permitted hereunder shall be credited against the Loans pursuant to the terms and conditions of Section 2.3(a)(iii). Amounts of a Loan so prepaid may not be reborrowed. If a prepayment is made on or before the first anniversary of the applicable Closing Date, such prepayment shall include a prepayment fee equal to the greater of (A) all interest that would have been paid on such amount prepaid on or prior to the first anniversary of the applicable Closing Date as if such prepayment had not been made or (B) the principal amount being repaid multiplied by 2.50%. If a prepayment is made after the first anniversary of a Closing Date but before the second anniversary of such Closing Date, such prepayment shall include a prepayment fee equal to the principal amount being repaid multiplied by 2.00%.

(ii)            Mandatory Prepayments. Following the occurrence of a Change of Control (the date of such occurrence, the “Change of Control Date” ), Lender shall have the right, but not the obligation, to require Borrower to prepay the Loans in whole. No fewer than thirty (30) days prior to a Change of Control Date, Borrower shall give a written notice to Lender stating that a Change of Control will occur. Lender shall, within ten (10) Business Days of receipt of such notice, notify Borrower if it will require a prepayment hereunder. Such prepayment shall be due on the Change of Control Date.

(iii)           Application of Prepayments. All prepayments permitted hereunder (whether voluntary or mandatory) shall include payment of accrued interest on the principal amount of the Loans so prepaid and shall be applied to payment of fees and costs, then interest before application to principal. All payments permitted or required under Section 2.3(a) shall include any applicable prepayment fee set forth in Section 2.3(a)(i).

(b)               Interest and Reduction Payments. Interest shall be payable with respect to the Loans in arrears on each Interest Payment Date, commencing on the initial Interest Payment Date, and upon any prepayment of the Loans (to the extent of accrued interest on the principal amount of the Loans so prepaid) and at maturity of the Loans.

(c)                Manner and Time of Payment. All payments by Borrower under the Loans of principal, interest, and fees shall be made without defense, set off, or counterclaim, in same day funds and delivered to Lender not later than 2:00 P.M. (Salt Lake City, Utah time) on the date due by wire transfer as instructed by Lender, or such other place designated in writing by Lender and delivered to Borrower, for the account of Lender. Funds received by Lender after such time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(d)               Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Loans shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Loans.

SECTION 2.4 Fees. Borrower shall pay to bocm3, LLC a nonrefundable closing fee of 5% of the amount of the First Loan plus all accounting and legal fees arising out of the Loan and the preparation of this Agreement (the “First Closing Fee”) to offset transaction costs of bocm3, LLC and its Affiliates; provided, however, that Lender’s accounting and legal fees arising out of the Loan and the preparation of this Agreement prior to the Effective Date shall not exceed $40,000.00. The First Closing Fee shall be payable on the Initial Closing Date, and may be withheld from the proceeds of the First Loan. The First Closing Fee, once paid, shall be nonrefundable under all circumstances. Upon the funding of the Second Loan on the Second Closing Date and the funding of the Third Loan, if any, Borrower shall pay to bocm3, LLC a nonrefundable closing fee of 5% of the amount of the Second Loan and Third Loan, if any (the “Subsequent Closing Fees”) to offset transaction costs of bocm3, LLC and its Affiliates. The Subsequent Closing Fees shall be payable on the applicable Closing Date, and may be withheld from the proceeds of the applicable Loan.

SECTION 2.5 Security Interest. Borrower shall maintain Lender’s security interest in the Loan Collateral in first-priority position until the Loans are satisfied in full.

SECTION 2.6 Warrants. Borrower has duly authorized the issuance to Lender of warrants to purchase Borrower’s common stock representing 1% of the Capital Stock of Borrower on a fully-diluted basis on the Closing Date of the Second Loan (the “First Warrant”) for each $1 million of the principal amount of the Loans on the Closing Date of the Second Loan, which shall be pro rated based on the actual amount of the Loans, at an exercise price of $0.16 per share. The First Warrant shall be in the form attached hereto as Exhibit B and shall be issued even in the event the Initial Committed Amount is not loaned to Borrower in full. If the Third Loan is made in full, Borrower shall authorize the issuance to Lender of warrants to purchase Borrower’s common stock such that Lender shall have warrants to purchase 1% of the Capital Stock of Borrower on a fully-diluted basis on the Closing Date of the Third Loan, if any (the “Second Warrant”) for each $1 million of the principal amount of the Loans on the Closing Date of the Second Loan, which shall be pro rated based on the actual amount of the Third Loan, at an exercise price of $0.16 per share. The Second Warrant shall be in the form attached hereto as Exhibit B.

ARTICLE 3. CONDITIONS TO LOANS

SECTION 3.1 Conditions to Loans. The obligation of Lender to make each Loan hereunder is subject to the satisfaction of all of the following conditions as of the applicable Closing Date:

(a)    Organizational Documents. On or before the Initial Closing Date, Lender shall have received the following items, each of which shall be in form and substance reasonably satisfactory to Lender and, unless otherwise noted, dated as of the Closing Date:

(i)              a correct and complete copy of the certificate of incorporation of Borrower, such copy certified as of the Closing Date by an Officer of Borrower;

(ii)             a copy of the bylaws of Borrower, such copy certified as of the Closing Date by an Officer of Borrower;

(iii)            a copy of the Stockholders’ Agreement of Borrower, if any, such copy certified as of the Closing Date by an Officer of Borrower;

(iv)           a resolution of the board of directors of Borrower, approving and authorizing the execution, delivery and performance of the Loan Documents and any other documents, instruments, and certificates required to be executed by each party thereto in connection therewith, certified as of the Closing Date by an Officer of Borrower as being in full force and effect without modification or amendment; and

(v)             executed copies of the Loan Documents and such other documents and information as Lender may reasonably request.

(b)    Event of Default. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated hereby which would constitute an Event of Default.

(c)    No Injunction, etc. No order, judgment, or decree of any court, arbitrator or governmental authority shall enjoin or restrain Lender from making the Loans.

(d)    Fees and Expenses. Lender shall have received payment in full for all expenses (including reasonable accountant and attorney’s fees) incurred in connection with the negotiation and execution of this Agreement and the Loan Documents and the First Closing Fee or Second Closing Fee, if applicable (which fees and expenses are to be paid out of the proceeds of the applicable Loan).

(e)    Due Diligence. Lender shall have completed its due diligence investigation to its satisfaction with respect to Borrower.

(f)    Material Adverse Change. No change which could reasonably be expected to have a Material Adverse Effect shall have occurred since December 31, 2015.

(g)    Access Agreement. The landlord for each location at which a material portion of Borrower’s inventory or other assets may be located shall have executed a Landlord Waiver and Consent Agreement with Lender acceptable to Lender in Lender’s sole discretion.

(h)    Pledge Agreement. The Stockholders shall have executed a Pledge Agreement pledging all of their Capital Stock in Borrower in favor of Lender reasonably acceptable to Lender.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make each Loan and subject to the Disclosure Schedules, Borrower represents and warrants to Lender on each Closing Date, and Stockholders, severally but not jointly based on the percentages set forth by such Stockholder’s signature to this Agreement, represent and warrant to Lender on each Closing Date, that:

SECTION 4.1 Organization and Good Standing. Borrower is a corporation duly organized and existing in good standing under the laws of Delaware. Borrower has the necessary power and authority to own its properties and assets and to transact the business in which it is engaged and is duly qualified as a foreign entity and in good standing in all states in which it is required to be so qualified, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Borrower has no Subsidiaries.

SECTION 4.2 Authorization and Power. Borrower has the power and requisite authority, and has taken all action necessary, to execute, deliver and perform its obligations under the Loan Documents.

SECTION 4.3 No Conflicts or Consents. The execution, delivery, and performance by Borrower of its obligations under the Loan Documents and the consummation of any of the transactions contemplated thereby (collectively, the “Transactions”), and compliance with the terms and provisions hereof or thereof will not contravene or conflict with any provision of Law to which any such Person is subject or any judgment, license, order, or permit, applicable to such Person, or any contractual obligations of such Person, or violate any provision of the charter, bylaw or other organizational document of such Person. Except as set forth in Schedule 4.3, no consent, approval, authorization, or order of any governmental authority or other Person is required in connection with the consummation of the Transactions, except for such required consents, approvals, and authorizations which have been obtained by Borrower or permanently waived in writing.

SECTION 4.4 Enforceable Obligations. The Loan Documents have been duly executed and delivered by Borrower and are, or will be, the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency, and similar laws affecting creditors’ rights and the application of general rules at equity.

SECTION 4.5 No Event of Default. No event has occurred and is continuing which constitutes an Event of Default.

SECTION 4.6 Use of Proceeds. The proceeds of the Loans will be used solely (i) to repay indebtedness to MBMJ Capital LLC dba Continental Business Credit, in an amount not to exceed $500,000 (ii) to fund expenses in connection with this Agreement and (iii) for general working capital purposes.

SECTION 4.7 Compliance with Law. Borrower is and has been in compliance with all applicable laws, including without limitation environmental, tax and employment laws. No notice has been served on Borrower claiming any violation of laws, asserting liability or demanding payment or contribution for liability or violation of laws.

SECTION 4.8 Capital Structure. As of the Closing Date, all outstanding Capital Stock of Borrower is held as set forth on Schedule 4.8(a). All outstanding shares of Capital Stock were duly authorized and validly issued, and are fully paid and nonassessable. As of the Closing Date, except as set forth on Schedule 4.8(a), there are no outstanding securities, options, warrants, rights, or other agreements of any nature that require Borrower to issue any additional Capital Stock.

SECTION 4.9 Financial Condition. Immediately after the consummation of the Transactions to occur on the Closing Date, (a) the fair value of the assets of Borrower at fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 4.10 Disclosure. Borrower has provided Lender with all material information relating to Borrower. No Loan Document nor any other agreement, document, certificate, or statement furnished to Lender and prepared by or on behalf of Borrower in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by Borrower in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading in light of the circumstances under which it was furnished. There is no fact known to Borrower which has not been disclosed to Lender in writing that could constitute or is likely to give rise to a Material Adverse Effect.

SECTION 4.11 Litigation. There is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation pending or, to Borrower’s knowledge, threatened against Borrower, or any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator outstanding against Borrower, nor is Borrower in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court which could in any of the foregoing events reasonably be expected to have a Material Adverse Effect.

SECTION 4.12 Good Title; No Liens. Borrower has good and valid title (or, in the case of real property, if any, good and marketable title) to all assets owned by it, including, without limitation, all assets listed on the financial statements of Borrower, and Borrower has a valid leasehold or interest as a lessee or a licensee in all of its leased real property. There are no Liens on and no financing statements on file with respect to any of the assets owned by Borrower.

SECTION 4.13 No Defaults. Borrower is not in default under or with respect to any Material Contract to which is a party or by which it or any of its property is bound.

SECTION 4.14 Patents, Copyrights, Tradenames, etc. Borrower possesses all patents, copyrights, domain names, trademarks, trade names, copyrights, trade styles, trade secrets, know-how, technology, process, licenses and permits, and rights in respect of the foregoing (“Intellectual Property”), adequate for the conduct of its business as now conducted and as currently proposed to be conducted without conflict with any rights of others. All registered Intellectual Property of Borrower or used in its business is listed on Schedule 4.14.

SECTION 4.15 Security Interests. Lender has a legal, valid, perfected, first priority security interest in the Loan Collateral and the Loan Collateral is and at all times shall be free and clear of all other Liens, other than Permitted Liens.

SECTION 4.16 Financial Statements. Borrower’s audited financial statements for year ended periods of December 31, 2014 and December 31, 2015, its unaudited financial statements for the year ended period of December 31, 2016, and the unaudited financial statements prepared by Borrower for the one month period ended January 31, 2017 are true and correct, were prepared in accordance with GAAP (except that the unaudited and interim financial statements are subject to normal year-end adjustments and the inclusion of financial statement notes) consistently applied throughout the applicable periods, and present fairly, in all material respects, the financial condition of Borrower as of such dates and the results of its operations and cash flows for the periods then ended. The financial forecasts furnished to Lender by Borrower have been prepared based upon information and assumptions prepared in good faith by Borrower; all material assumptions reflected in such forecasts are clearly set forth therein; the information and assumptions set forth therein are materially accurate and reasonable as of the date thereof and represent a reasonable range of possible results in light of Borrower’s present and foreseeable conditions and the intentions of Borrower’s management; and, Borrower has no knowledge that any such assumptions are materially inaccurate or that the results reflected in the forecasts are not reasonably attainable.

SECTION 4.17 No Undisclosed Liabilities. Except for (a) the liabilities reflected on, and to the extent adequately accrued or reserved against in, its balance sheets and (b) the liabilities set forth in Schedule 4.17, Borrower has no liabilities or obligations of any nature (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be disclosed or reserved against in a balance sheet prepared in accordance with GAAP or Borrower’s historic accounting practices).

SECTION 4.18 Governmental Authority. Borrower has received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct its business. No investigation or proceeding against or with respect to Borrower which, if adversely determined, could reasonably be expected to result in revocation or denial of any license, permit or approval of Borrower is pending or, to the knowledge of Borrower, threatened.

SECTION 4.19 Affiliate Transactions. Except as set forth on Schedule 4.19, Borrower is not a party to any contracts or agreements with any of its Affiliates, and each such contract or agreement is on terms and conditions which are no less favorable to Borrower than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other. Except as set forth on Schedule 4.19, no current or former director, officer, employee or stockholder of Borrower (or any member of their immediate family or any of their Affiliates) is currently, or within the past year has been, a party to any transaction with Borrower (including but not limited to any contract, agreement or other arrangement providing for the furnishing of services by or rental of real or personal property from or otherwise requiring payments to any such manager, director, officer, employee or member), except for employment arrangements for the payment of cash compensation in the ordinary course of the business. No current manager, director, officer, employee or owner of Borrower is the direct or indirect owner of any interest in any corporation, firm, association or Person that is a competitor of Borrower.

SECTION 4.20 ERISA. Borrower is in compliance with the applicable provisions of ERISA and: (a) no “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Code has occurred; (b) no “reportable event” as defined in Section 4043 of ERISA has occurred; (c) no “accumulated funding deficiency” as defined in Section 302 of ERISA (whether or not waived) has occurred; (d) there are no unfunded vested liabilities of any Employee Plan administered by Borrower; and (e) Borrower or the plan sponsor has timely filed all returns and reports required to be filed for each Employee Plan.

SECTION 4.21 Taxes. Borrower has filed all federal, state, foreign and local tax returns which were required to be filed, except those returns for which the due date has been validly extended. Borrower has paid or made provisions for the payment of all taxes, assessments, fees and other governmental charges owed, and no tax deficiencies have been proposed, threatened or assessed against Borrower.

SECTION 4.22 Brokerage. If any broker, agent or finder acted on behalf of Borrower, the fees and expenses of such broker, agent or finder are the responsibility of and will be paid by Borrower.

SECTION 4.23 Employees. (a) Borrower is not subject to any collective bargaining agreement, (b) to Borrower’s knowledge, no petition for certification or union election is pending with respect to the employees of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower and (c) there are no strikes, slowdowns, work stoppages or controversies pending or threatened between Borrower and its employees. Except as set forth on Schedule 4.23, Borrower is not party to an employment contract other than employee confidentiality agreements, invention agreements, non-competition agreements and offer letters in the ordinary course of business. The compensation paid to each Borrower employee in 2016 and the expected compensation for each Borrower employee in 2017 are set forth on Schedule 4.23.

SECTION 4.24 Insurance. Schedule 4.24 accurately summarizes all of the insurance policies or programs of Borrower. All such policies are in full force and effect, underwritten by financially sound and reputable insurers and, to Borrower’s knowledge, sufficient for all applicable requirements of law.

SECTION 4.25 Material Contracts. Borrower has provided to Lender accurate and complete copies of all of the following agreements or documents to which it is subject as of each Closing Date (and each such agreement or document is listed in Schedule 4.25): (i) supply agreements and purchase agreements not terminable by Borrower within thirty (30) days following written notice issued by Borrower and involving transactions in excess of $50,000 per annum and with a remaining term of one year or longer; (ii) leases of equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $50,000 per annum; and (iii) instruments and documents evidencing any Indebtedness with a remaining principal balance of $50,000 or more following the Closing Date; and (iv) instruments and agreements evidencing an obligation to issue any equity securities, warrants, rights or options to purchase equity securities of Borrower (collectively, the “Material Contracts”). Each of the Material Contracts is in full force and effect and Borrower is not in violation of or in default under any Material Contract to which it is a party or by which its assets are subject or bound, and, to Borrower’s knowledge, the counter-party to each Material Contract is not in violation or in default under any Material Contract.

SECTION 4.26 Deposit Accounts. Schedule 4.26 hereto lists all banks, other financial institutions at which Borrower maintains deposit accounts or securities accounts as of the Closing Date, and identifies the name, address and telephone number of each such financial institution or securities intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

SECTION 4.27 Locations. As of the Closing Date, Borrower has places of business or maintains its assets at the locations (including third party locations) set forth on Schedule 4.27, and Borrower’s chief executive office is set forth on Schedule 4.27. As of the Closing Date, Schedule 4.27 correctly identifies the name and address of each third party location where assets of the Borrower is located.

SECTION 4.28 Inventory. Except for inventories which have been reserved or written off on Borrower’s books in the ordinary course of business and consistent with past practice, Borrower’s inventories of raw materials, work-in-process and finished goods are in saleable condition (and with respect only to finished goods, conform with Borrower’s applicable specifications and warranties), are not obsolete or slow moving, and are usable or saleable without markdown or discount in the ordinary course of business. All finished goods inventory has been produced in compliance with Borrower’s and its customers’ quality control and safety requirements and procedures. Except as set forth in Schedule 4.28, Borrower has no liability or obligation, except for liabilities and obligations arising from Borrower’s warranty obligations, with respect to the return of inventory in the possession of any third parties. Except as set forth in Schedule 4.28, none of the inventory of Borrower is held by any Person other than Borrower or held on consignment or consigned to or from any third party.

SECTION 4.29 Customer Warranties. Except as set forth on Schedule 4.29, Borrower has not given to any Person any product warranty, right of return, or other indemnity relating to the products manufactured, sold, leased, licensed, or delivered by Borrower. Except as set forth on Schedule 4.29, Borrower has not incurred any loss in excess of $25,000, as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions, or otherwise) with respect to any product designed, manufactured, sold, or delivered by Borrower, whether such loss is incurred by reason of any express or implied warranty, any doctrine of common law (tort, contract, or other), any law, or otherwise. Borrower has not received notice that a governmental authority has alleged that any product designed, manufactured, sold, or delivered by Borrower is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such governmental authority.

SECTION 4.30 Real Property. Borrower owns no real property. Schedule 4.30 is a true and complete list of all real property leased by Borrower, including each lease entered into with respect to such real property. All such leases are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease any default by Borrower, or any event that, with notice or lapse of time or both, would constitute a default.

SECTION 4.31 Limitations on Competition. Borrower is not a party to any written or oral contract which limits its right to freely engage in any line of business related or similar to its business, or to freely compete with any person anywhere in the world. Borrower has entered into written agreements with all of its senior executives prohibiting competition with Borrower, in forms provided to Lender.

SECTION 4.32 Accounts Receivable. All of Borrower’s accounts receivable, notes and notes receivable, including all rights of Borrower to payment for goods supplied to customers, are (a) for sales actually made or services actually performed, and (b) reflected on Borrower’s books and records in accordance with Borrower’s standard practices in the ordinary course of business. There is no contest, claim or right of set-of, other than returns in the ordinary course of business, under any contract with any account debtor of an account receivable relating to the amount or validity of such account receivable. All sales made by Borrower has been made in the ordinary course of business.

SECTION 4.33 Reliance on Representations. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Lender or on Lender’s behalf.

ARTICLE 5. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, until the Loans and all other amounts due under this Agreement have been paid in full, unless Lender shall otherwise give prior written consent, Borrower shall perform all covenants contained in this Article 5:

SECTION 5.1 Financial Statements and Other Reports. Borrower shall furnish to Lender:

(a)    as soon as available, and in any event no later than 25 days after the last day of each calendar month, a copy of the balance sheet of Borrower as of the last day of such month and the statements of income, retained earnings, cash flows and written management description (in reasonable detail) on Borrower for the month and for the fiscal year to date period then ended, each in reasonable detail, prepared by Borrower in accordance with GAAP (subject to the absence of footnote disclosures and normal year end adjustments) and certified to by its chief financial officer or another officer of Borrower acceptable to Lender (collectively, the “Monthly Financial Statements”);

(b)    as soon as available, and in any event no later than 90 days after the last day of each fiscal year of Borrower, a copy of the audited balance sheet of Borrower as of the last day of the fiscal year then ended and the audited statement of income, statement of retained earnings, and cash flows for the fiscal year then ended, and accompanying notes thereto, showing in comparative form the figures for the previous fiscal year, accompanied in the case of the financial statements by an unqualified opinion of an independent public accountant firm of recognized standing, selected by Borrower and reasonably satisfactory to Lender, to the effect that such financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the financial condition of Borrower as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards;

(c)    within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof and all reports rendered by such accountants to Borrower’s management, and such accountants shall be available for discussions with officers of Lender;

(d)    promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of Borrower or of notice of any material noncompliance with any applicable law, regulation or guideline relating to Borrower, or its business;

(e)    as soon as available, and in any event no later than 30 days prior to the end of each fiscal year of Borrower, a copy of Borrower’s operating and financial budgets for the following fiscal year, such operating and financial budgets to show Borrower’s projected balance sheet and statements of income, retained earnings and cash flows, each on a monthly basis, such business plan to be in reasonable detail prepared by Borrower and in form reasonably satisfactory to Lender (which shall include, without limitation, a summary of all material assumptions made in preparing such business plan); and

(f)    as soon as available, and in any event no later than 25 days after the last day of each calendar month, a written certificate (“Compliance Certificate”) signed by the chief financial officer of Borrower or another officer of Borrower acceptable to Lender to the effect that (i) to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during such period or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Borrower to remedy the same; (ii) a review of the activities of Borrower during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, (iii) to the best of his or her knowledge Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement.

SECTION 5.2 Existence. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence, in accordance with its organizational documents (as the same may be amended from time to time) and (ii) the rights (charter and statutory), licenses and franchises of Borrower: provided, however, that Borrower shall not be required to preserve any such right, license or franchise, if Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower, taken as a whole, and that the loss thereof is not adverse in any material respect to Lender.

SECTION 5.3 Payment of Obligations. Borrower shall pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature, including without limitation all assessments, governmental charges and taxes, claims for labor, supplies, rent or other obligations, except where the amount or validity thereof is currently being appropriately contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower.

SECTION 5.4 Compliance with Laws, Etc.

(a)    Borrower shall comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to Borrower.

(b)    So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.1 above shall be accompanied by a written statement of Borrower’ independent public accountants that in making the examination necessary of such financial statements, nothing has come to their attention that would lead them to believe that Borrower has violated any provisions of Article 5, 6 or 7, hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)    Borrower shall, so long as any portion of a Loan is outstanding, deliver to Lender, forthwith upon any Officer becoming aware of any Event of Default, an Officers’ Certificate specifying such Event of Default and what action Borrower is taking or proposes to take with respect thereto.

SECTION 5.5 Maintenance of Accurate Records, Etc. Borrower shall maintain books of records and accounts consistent with past practices, in which complete and correct entries consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower.

SECTION 5.6 Lender Meeting; Observer. Borrower will participate in a meeting with Lender not less than once during each month to be held at a location and a time selected by Borrower and reasonably acceptable to Lender, which shall be attended by the Chief Executive Officer of Borrower; provided, however, that during the first three calendar months following the Initial Closing Date, Borrower will participate in up to two meetings per calendar month. Lender will be permitted to send one representative to all meetings of the board of directors of Borrower and Borrower shall pay the reasonable out-of-pocket expenses incurred in connection with attending such meetings. Borrower shall provide Lender a schedule of at least four meetings of the board of directors of Borrower during each calendar year.

SECTION 5.7 Inspection. Borrower shall permit representatives of Lender, from time to time, as often as may be reasonably requested, during normal business hours, to visit and inspect the properties and assets of Borrower, inspect and make extracts from its books and records, and discuss with its Officers, its employees and its accountants, Borrower’s business, assets, liabilities, financial condition, business prospects and results of operations.

SECTION 5.8 Notice. Borrower shall promptly give written notice to Lender of: (a) the occurrence of any Default or Event of Default of which Borrower has knowledge; (b) the occurrence of any event which Borrower believes could reasonably be expected to have a Material Adverse Effect, promptly after concluding that such event could reasonably be expected to have such a Material Adverse Effect; and (c) any default or event of default by Borrower under any Indebtedness, concurrently with delivery or promptly after receipt (as the case may be) of any notice of default or event of default under the applicable document, as the case may be.

SECTION 5.9 Further Assurances. Borrower shall promptly execute and deliver or cause to be executed and delivered to Lender within a reasonable time following Lender’s request, and at the expense of Borrower, such other documents or instruments as Lender may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

SECTION 5.10 Monitoring Fee. Borrower shall pay to bocm3, LLC an annual monitoring fee of $50,000.00 (the “Monitoring Fee”) so long as any portion of a Loan is outstanding; provided, however, that if the Initial Committed Amount is not loaned in full, the annual Monitoring Fee shall be equal to the product of the following: (a) the aggregate principal amount of the Loans, multiplied by (b) $50,000.00, divided by (c) the Initial Committed Amount. The Monitoring Fee shall be payable monthly, with the first installment due on April 1, 2017, and continuing on the first day of each calendar month thereafter in equal installments of

$4,166.67.

SECTION 5.11 Insurance. Borrower shall keep insured, with good and responsible insurance companies, all insurable property owned by it which is of a character usually insured by Persons similarly situated and operating like properties against loss or damage from such hazards and risks, and in such amounts, as are insured by persons similarly situated and operating like properties; and insure, such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. Borrower shall cause Lender to be named as “additional insured” or “lender’s loss payee”, as applicable, on each of its liability and property insurance policies, and shall provide Lender with certificates in a manner acceptable to Lender.

SECTION 5.12 Cash Balance. Borrower shall maintain a cash balance at all times of (a) at least 12% of the amount of all Loans made to Borrower or (b) if the aggregate amount of all Loans is $2.5 million, at least $300,000, provided that, if the aggregate amount of all Loans made to Borrower is more than $2.5 million, then such cash balance shall equal at least 10% of of such loaned balances.

SECTION 5.13 Minimum Current Ratio. Borrower shall not permit the ratio of total current assets of Borrower as of the last day of each calendar month to total current liabilities of Borrower as of the last day of such calendar month, to be less than 1.25 to 1.0.

SECTION 5.14 Stockholder Place of Residence. At all times prior to the repayment in full of the Loans, each Stockholder’s principal residence shall be located within twenty-five (25) miles of Borrower’s headquarters.

SECTION 5.15 Head Designer. In the event that Conrad Steenberg is no longer employed by Borrower on a full-time basis (a “Departure Event”), Borrower shall retain a replacement acceptable to Lender in Lender’s reasonable discretion within three (3) months of such Departure Event.

ARTICLE 6. NEGATIVE COVENANTS

Borrower covenants and agrees that until the Loans and the Notes and all amounts due under this Agreement at the time of such termination or payment have been paid in full, unless Lender shall otherwise give prior written consent, Borrower shall perform all covenants in this Article 6:

SECTION 6.1 Indebtedness. Borrower shall not, directly or indirectly, create, incur, assume, or otherwise become directly or indirectly liable with respect to, any Indebtedness other than (i) Indebtedness under this Agreement, or (ii) Indebtedness incurred after the date hereof in the ordinary course of Borrower’s operations, consistent with past practice, in an aggregate amount less than $25,000.

SECTION 6.2 Transactions with Affiliates. Borrower shall not, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to any holder or holders of any of the stockholders of Borrower, or with any Affiliate of Borrower, on terms that are less favorable to Borrower, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such a holder or Affiliate.

SECTION 6.3 Restricted Payments. Borrower shall not: (i) declare or make, or agree to pay or make, directly or indirectly, any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial or other interest in Borrower, (ii) redeem, purchase, retire or otherwise acquire for value any such beneficial or other interest in Borrower or other Person or (iii) set aside or otherwise segregate any amounts for any such purpose.

SECTION 6.4 Merger, Consolidation, or Sale of Assets. Borrower shall not enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Capital Stock, receivables and leasehold interests), whether now owned or hereafter acquired or liquidate, wind up or dissolve, except:

(a)               inventory leased or sold in the ordinary course of business;

(b)             obsolete, damaged, uneconomic or worn out machinery, parts, property or equipment, or property or equipment no longer used or useful in the conduct of Borrower’s business; and

(c)               the sale or disposition of securities and other cash equivalents in the ordinary course of business.

SECTION 6.5 Successor Entity Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Borrower in accordance with the provisions hereof, the successor entity formed by such consolidation or into or with which Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to “Borrower” shall refer instead to the successor entity and not to Borrower), and may exercise every right and power of Borrower under this Agreement with the same effect as if such successor Person had been named as Borrower herein: provided, however, that the predecessor company shall not be relieved from the obligation to pay the principal of and interest on the Loans.

SECTION 6.6 Changes of Control. Borrower shall not consummate a Change of Control.

SECTION 6.7 Limitation on Compensation. On or before March 31, 2017, the Borrower intends to compensate its officers as set forth on Schedule 6.7. Borrower shall not, directly or indirectly, raise the salaries, bonuses, benefits or other compensation of any of its officers by more than 10% per annum or other employees by more than 25% per annum.

SECTION 6.8 Limitation on Liens. Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, other than Permitted Liens.

SECTION 6.9 Amendments of Certain Documents. Borrower shall not amend Borrower’s Certificate of Incorporation, bylaws or Stockholders’ Agreement, if any, all of which are attached as Exhibit C.

SECTION 6.10 Restrictions on Additional Indebtedness. Borrower will not create or suffer to exist any Indebtedness which is senior in right of payment to or pari passu with the Loans.

ARTICLE 7. EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur and be continuing:

SECTION 7.1 Failure to Make Payments When Due. (i) Failure to pay any principal of the Loans when due, whether at the Note Maturity Date, by acceleration, by notice of prepayment, by operation of Section 2.3 or otherwise; or (ii) failure to pay any interest on the Loans or any other amount due under this Agreement, and such default continues for a period of five (5) days; or

SECTION 7.2 Default in Other Agreements. Failure of Borrower to pay when due any principal of or interest on any Indebtedness in excess of $5,000 in principal outstanding and the expiration of any applicable grace periods or waivers; or

SECTION 7.3 Breach of Certain Covenants and Agreements. Failure of Borrower to perform or comply with (a) any term or condition contained in Section 2.3(a), or Article 6, or (b) in any material respect with any other term contained in this Agreement, and (1) in the case of clause (a), such failure shall not have been remedied or waived within fifteen (15) days after receipt of written notice from Lender of such default (other than any occurrence described in the other provisions of this Article 7 for which a different grace or cure period is specified or which constitutes an immediate Event of Default), and (2) in the case of clause (b), such failure shall not have been remedied or waived within thirty (30) days after receipt of written notice from Lender of such default (other than any occurrence described in the other provisions of this Article 7 for which a different grace or cure period is specified or which constitutes an immediate Event of Default), or the failure to deliver Monthly Financial Statements within 30 days following the end of any calendar month; or

SECTION 7.4 Breach of Warranty. Any representation or warranty made by Borrower in any Loan Document or in any statement or certificate at any time given by Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of when made; or

SECTION 7.5 Involuntary Bankruptcy; Appointment of Receiver, Etc. (a) A court having jurisdiction shall enter a decree or order for relief in respect of Borrower in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed: or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against Borrower under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or a decree or order of a court having, jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of any of its property, shall have been entered, or an interim receiver, trustee or other custodian of Borrower or all or a substantial part of its property is involuntarily appointed, or a warrant of attachment, execution or similar process is issued against any substantial part of the property of Borrower and the continuance of any such events in this clause (b) for sixty (60) days unless dismissed, bonded, stayed, vacated, or discharged; or

SECTION 7.6 Voluntary Bankruptcy; Appointment of Receiver, Etc. Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property: the making by Borrower of any assignment for the benefit of creditors the admission by Borrower in writing of its inability to pay its debts as such debts become due; or Borrower (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

SECTION 7.7 Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $50,000 (not covered by insurance) shall be entered or filed against Borrower or any of its assets by a final, nonappealable order of a court of competent jurisdiction, shall remain outstanding, undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days following such entry or filing; or

SECTION 7.8 Agreements. Any material provision of any Loan Document shall cease to be a valid and binding obligation against Borrower or Borrower shall so state in writing.

THEN (i) upon the occurrence of any Event of Default described in the foregoing Section 7.5 or 7.6 but expressly excluding the other Events of Default in this Article VII), the unpaid principal amount of and accrued interest on the Loans shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Lender hereunder shall, thereupon terminate, and (ii) upon the occurrence of any other Event of Default, Lender may, by written notice to Borrower, declare the Loans to be, and the same shall forthwith become, due and payable, as specified below, together with accrued interest thereon.

ARTICLE 8. MISCELLANEOUS

SECTION 8.1 Participations in Loans and Notes.

(a)    Lender shall have the right at any time, to sell, assign, transfer, or negotiate all or any part of the Loans or Notes to one or more other Persons. In the case of any sale, assignment, transfer, or negotiation of all or part of the Loans or Notes as authorized under this Section 8.1(a), the assignee, transferee, or recipient shall have, to the extent of such sale, assignment, transfer, or negotiation, the same rights, benefits, and obligations as it would if it were a Lender with respect to the Loans or Notes, provided that no such participant shall have observer rights of the type set forth in Section 5.6 unless all Notes are transferred thereto.

(b)    Subject to Section 8.1(a) above, Lender may grant participations in all or any part of a Loan or Note to one or more Persons.

(c)    In connection with any sales, assignments, or transfers of a Loan or Note referred to in Section 8.1(a), Lender shall give notice to Borrower of the identity of such parties and obtain agreements from the purchasers, assignees and transferees, as the case may be (the “Assignees”), that all information given to such parties will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to Borrower. Borrower shall maintain a register on which it will record the name and address of Lender and all Assignees and shall be entitled to treat the holder or holders of record as Lender for all purposes hereunder.

(d)    In the event of an assignment by Lender, or any subsequent assignment, the term “Lender” herein shall be deemed to refer to each such Lender, the term “Note” shall be deemed to refer to each “Note”, and any action requiring the consent of Lender shall be deemed to require the consent of Persons holding in excess of 50% of the outstanding principal amount of the applicable Note.

SECTION 8.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly: (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents, and of Borrower’s performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses, and disbursements of counsel, accountants and other third-party consultants to Lender in connection with the negotiation, preparation, execution, and administration of the Loan Documents, and the Loans hereunder, and any amendments and waivers hereto or thereto (other than assignments of, or sales of participants in, a Note pursuant to Section 8.1) and Lender’s fees incurred in connection with qualifying to do business in California; and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under a Note by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings. In all circumstances, none of the expenses described in this Section 8.2 incurred by Lender in connection with the initial preparation of the Loan Documents, including without limitation, all documents relating to the First Loan, Second Loan and Third Loan as of the making of such Loans shall not, in the aggregate, exceed $40,000.00; provided, however, that such limitation shall not apply if an Event of Default, or an event that would become an Event of Default upon the giving of notice or the passage of time, has occurred.

SECTION 8.3 Indemnity. In addition to the payment of expenses pursuant to the terms and conditions of Section 8.2 hereof, whether or not the transactions contemplated hereby shall be consummated, Borrower (an “Indemnitor”) agrees to indemnify, pay, and hold Lender and any holder of a Note, and the officers, directors, employees, agents, and Affiliates of Lender and such holders (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the other Loan Documents, Lender’s agreement to make the Loans or the use or intended use of the proceeds of the Loans hereunder (the “Indemnified Liabilities”), except to the extent that any such Indemnified Liabilities arose at the result of Lender’s or any other Indemnitee’s gross negligence or willful misconduct. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge: provided, that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) the Indemnitor is prejudiced, The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee’s prior written consent which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there arc one or more material defenses available to the Indemnitee which are not available to the Indemnitor. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any Law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment, and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

SECTION 8.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of a Note, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of the Borrower and holders of Persons holding in excess of 50% of the outstanding principal amount of the applicable Loan; provided that no amendment, modification, waiver, or consent shall, unless in writing and signed by Lender, any of the following: (a) increase or subject Lender to any additional obligations; (b) reduce the principal of, or interest on a Note or any fees, premiums, or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or premium or interest on, a Note or any fees or other amounts payable hereunder; or (d) amend this Section 8.4. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to, any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 8.4 shall be binding upon each holder of a Note at the time outstanding and each future holder of a Note. To the fullest extent permitted by applicable Law, Borrower shall not assert, and Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

SECTION 8.5 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by, any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

SECTION 8.6 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via electronic mail. Such notices, demands and other communications will be sent to the address indicated below:

To Borrower:

Denim.LA, Inc.

8899 Beverly Blvd., Suite 100B

West Hollywood, CA 90048

Attn: Mark Lynn

Email: mtl@mtl.la

With a copy (which shall not constitute notice to Borrower) to:

Timothy F. Silvestre

Strategic Law Partners, LLP

500 South Grand Avenue, #2050

Los Angeles, CA 90071

Email: tsilvestre@strategiclaw.com

To Lender:

bocm3-DSTLD-Senior Debt, LLC

c/o bocm3, LLC

175 South Main Street, Suite 1030

Salt Lake City, Utah 84111

Attention: Gregory D. Seare Email: greg@blackoakcp.com

With a copy (which shall not constitute notice to Lender) to:

Michael Best & Friedrich LLP

6995 Union Park Center, Suite 100

Salt Lake City, Utah 84047

Attention: Stuart Fredman

Email: safredman@michaelbest.com

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

SECTION 8.7 Survival of Representations and Warranties and Certain Agreements.

(a)    All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of each Note and shall continue (but, with respect to representations and warranties, such representations and warranties are made only as of the date when made pursuant to Section 4) until repayment of the Notes and the Obligations in full; provided, that if all or any part of such payment is set aside, the representations and warranties in the Loan Documents shall continue as if no such payment had been made.

(b)    Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 8.2 and 8.3 shall survive the payment of each Loan and Note and the termination of this Agreement.

SECTION 8.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any holder of a Note in the exercise of any power, right or privilege hereunder or under a Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or a Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

SECTION 8.9 Severability. In case any provision in or obligation under this Agreement or a Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 8.10 Headings. Section and subsection headings in this Agreement are included herein far convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 8.11 Applicable Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. BORROWER AND LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. Each party hereto hereby irrevocably submits and consents to the exclusive venue and jurisdiction of the state and federal courts located in the County of Salt Lake, State of Utah and waives any objection it may now or hereafter have to venue or to convenience of forum with respect to any matter arising out of this Agreement, the Notes or the Loans. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions.

SECTION 8.12 Successors and Assigns; Subsequent Holders of a Note. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender. The terms and provisions of this Agreement and all other certificates delivered pursuant to Section 3 shall inure to the benefit of any assignee or transferee of a Note pursuant to Section 8.1(a), and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower’s rights or any interest therein hereunder may not be assigned without the written consent of Lender.

SECTION 8.13 Counterparts; Effectiveness. This Agreement and any amendments, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or electronic notification of such execution and authorization of delivery thereof has been received by Borrower and Lender.

SECTION 8.14 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

SECTION 8.15 Attorneys’ Fees. In any action brought to enforce any provision(s) of this Agreement, in addition to any other relief granted, the substantially prevailing party shall recover its costs of enforcement, including without limitation costs and actual attorneys’ fees incurred therein.

[Signature page follows]

IN WITNESS WHEREOF the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

DENIM.LA, INC.

By:	/s/ Mark Lynn
Name:	Mark Lynn
Title:	Co-CEO

BOCM3-DSTLD-SENIOR DEBT, LLC

By:
Name:
Title:

STOCKHOLDERS

/s/ Mark Lynn
Mark Lynn	Several Liability Percentage:	49

/s/ Corey Epstein
Corey Epstein	Several Liability Percentage:	51

[Signature page to Senior Credit Agreement of Denim.LA, Inc.]

IN WITNESS WHEREOF the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

DENIM.LA, INC.

By:
Name:
Title:

BOCM3-DSTLD-SENIOR DEPT, LLC

Name:	Gregory David Seare
Title:	Founder & Managing Director

STOCKHOLDERS

Mark Lynn

Kevin Morris

Corey Epstein

[Signature page to Senior Credit Agreement of Denim. LA, Inc.]

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

BORROWER FORMATION DOCUMENTS

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE